   As filed with the Securities and Exchange Commission on December 12, 1996

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                               WORLD ACCESS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                           65-0044209
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           945 EAST PACES FERRY ROAD
                                   SUITE 2240
                             ATLANTA, GEORGIA 30326
         (Address, including zip code, of principal executive offices)

                   WORLD ACCESS, INC. 1991 STOCK OPTION PLAN
                            (Full title of the plan)

     MARK A. GERGEL                                      STEVEN E. FOX, ESQ.
   WORLD ACCESS, INC.                                      ROGERS & HARDIN
945 EAST PACES FERRY ROAD                             2700 INTERNATIONAL TOWER
       SUITE 2240                                     229 PEACHTREE STREET, N.E.
 ATLANTA, GEORGIA 30326                                 ATLANTA, GEORGIA 30303
     (404) 231-2025                                          (404) 522-4700

       (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                               Proposed Maximum       Proposed Aggregate
     Title of Securities to be          Amount to be          Offering Price Per       Maximum Offering          Amount of
            Registered                 Registered(2)                Share                    Price           Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value $0.01
           per share (1)                 1,742,500                  $8.625             $15,029,062.50(3)           $4,555
=============================================================================================================================

(1) Issuable pursuant to World Access, Inc. 1991 Stock Option Plan, as amended.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also includes an indeterminable number of additional shares that may become issuable as a result of cancelled, terminated or expired options for Common Stock, or pursuant to the antidilution adjustment provisions of the Plan.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $8.625, which amount represents the average of the high and low sales prices of the common stock of World Access, Inc. on December 10, 1996 as reported on the Nasdaq Stock Market's National Market.

                             --------------------

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus which constitutes part of this Registration Statement also relates to an aggregate of 307,500 shares of the Registrant's common stock registered on Form S-8, Registration No. 33-47752, filed with the Securities and Exchange Commission on May 7, 1992.

                             --------------------

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

                 (a) The Registrant's latest Annual Report on Form 10-K, or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) or (c) of the Securities and Exchange Commission under the Securities Act;

                 (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, as amended by Amendment No. 1 on Form 10-Q/A which was filed with the Commission on June 24, 1996;

                 (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996, as amended by Amendment No. 1 on Form 10-Q/A which was filed with the Commission on August 26, 1996, as further amended by Amendment No. 2 on Form 10-Q/A which was filed with the Commission on September 23, 1996;

                 (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

                 (e) The Registrant's Current Report on Form 8-K filed with the Commission on June 19, 1996;

                 (f) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A under the Exchange Act, including any amendment or reports filed for the purpose of updating such description; and

                 (e) The Registrant's Proxy Statement, dated April 26, 1996, relating to the May 23, 1996 Annual Meeting of the Stockholders of the Registrant.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the proceeding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Articles VIII and IX of the Company's Certificate of Incorporation provide that the Company shall indemnify its directors, officers and employees to the fullest extent permissible under the DGCL.

         Section 2.d. of the Company's 1991 Stock Option Plan, as amended (the "Plan"), provides that, with respect to the administration of the Plan and the granting of Options under it, each of the directors and the committee appointed by the Board of Directors of the Company to administer the Plan will be entitled to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such director in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which such member may be involved by reason of his being or having been a member of the Board of Directors or a committee; provided, however, that such indemnity will not include any expenses incurred by such director (i) with regard to matters as to which such director shall have been finally adjudged in such action suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of such director's duties as a member of the Board of Directors or a committee; or (ii) with regard to any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                 Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 12th day of December, 1996.

                             WORLD ACCESS, INC.


                                        By:  /s/ STEVEN A. ODOM
                                           -------------------------------------
                                            Steven A. Odom
                                            Chairman of the Board and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of December 12, 1996.

         Name                                Capacity
         ----                                --------
                 *                      Director
-----------------------------------
Stephen J. Clearman


 /s/ MARK A. GERGEL                     Vice President and Chief
-----------------------------------       Financial Officer
Mark A. Gergel


                 *                      Corporate Controller and
-----------------------------------       Secretary
Martin D. Kidder


                 *                      Chairman of the Board and
-----------------------------------       Chief Executive Officer
Steven A. Odom


                 *                      Director
-----------------------------------
William P. O'Reilly


                 *                      Director
-----------------------------------
John D. Phillips


                 *                      Director
-----------------------------------
Stephen E. Raville


                 *                      President, Chief Operating
-----------------------------------       Officer and Director
Hensley E. West

*By: /s/ MARK A. GERGEL
    -------------------------------
     As Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                 DESCRIPTION                                                 PAGE NO.
-------                               -----------                                                 --------
4.1                       Restated Certificate of Incorporation of                                    *
                          the Registrant and Amendment to Restated
                          Certificate of Incorporation (incorporated
                          by reference to the Registrant's
                          Registration Statement on Form S-18,
                          Registration No. 33-41255-1, Exhibits 2
                          and 2.1, respectively, and Second
                          Amendment to Restated Certificate of
                          Incorporation incorporated herein by
                          reference to Form 10-K for the fiscal
                          year ended December 31, 1992, Exhibit
                          3.2, and Third Amendment to Restated
                          Certificate of Incorporation incorporated
                          herein by reference to Amendment No. 2 to
                          Form S-2, Registration No. 33-87026,
                          Exhibit 4.1-1, filed February 14, 1995).

4.2                       Copy of the Bylaws of the Registrant, as                                    *
                          amended (incorporated by reference to the
                          Registrant's Registration Statement on
                          Form S-18, Registration No. 33-41255-A,
                          Exhibit 3 and the First Amendment to
                          Bylaws incorporated herein by reference
                          to Exhibit 3.4 to the Registrant's Form
                          10-K for the fiscal year ended December
                          31, 1992).

5                         Opinion of Rogers & Hardin.                                                ___

23.1                      Consent of Price Waterhouse LLP.                                           ___

23.2                      Consent of Tedder, Grimsley and Co.                                        ___

23.3                      Consent of Rogers & Hardin
                          (contained in Exhibit 5 hereto).

24                        Powers of Attorney.                                                        ___


-------------------------
* Incorporated herein by reference as indicated above.





                                      II-6